AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER (this "Plan of Merger") is entered into as of October 19, 1996, among CORAM HEALTHCARE CORPORATION, a Delaware corporation ("Coram"), INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("IHS"), and IHS ACQUISITION XIX, INC., a Delaware corporation and a wholly-owned subsidiary of IHS ("Merger Sub").

                              W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Coram, IHS and Merger Sub have approved the merger of Merger Sub with and into Coram (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each share of Common Stock, par value $.001 per share, of Coram (the "Coram Common Stock" and the issued and outstanding shares thereof, the "Coram Shares"), not owned directly or indirectly by Coram, will be converted into the right to receive the "Merger Consideration" (as herein defined);

     WHEREAS, each of Coram, IHS and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

     WHEREAS, it is intended that the Merger shall qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Merger shall be recorded for accounting purposes as a pooling of interests.

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties do hereby agree as follows:


Section 1. The Merger

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Plan of Merger and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the "Effective Time" (as defined herein), Merger Sub shall be merged with and into Coram in

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accordance  with the  provisions  of  Section  252 of the  DGCL.  Following  the
Effective Time, the separate existence of Merger Sub shall cease, and Coram shall continue as the surviving corporation in the Merger (hereinafter sometimes
referred  to  as  the  "Surviving   Corporation")  as  a  business   corporation
incorporated under the laws of the State of Delaware under the name "Coram Healthcare Corporation," and shall succeed to and assume all the rights and obligations of Merger Sub and Coram in accordance with the DGCL.

     1.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as a duly executed Certificate of Merger (the "Certificate of Merger") is filed with the Secretary of State of the State of Delaware.

     1.3 Closing. The closing (the "Closing") of the Merger will take place at the New York offices of Paul Hastings, Janofsky & Walker LLP on a date and at the time to be agreed upon by the parties (the "Closing Date") which (subject to the satisfaction or waiver of the conditions set forth in Sections 9.2 and 9.3 hereof) is not later than the second business day after satisfaction of the conditions set forth in Section 9.1 (other than Sections 9.1(a) and 9.1(b)), but, subject to Section 8.4, in no event later than March 31, 1997, or such other date, time and place as shall be agreed upon among the parties hereto.

     1.4 Surviving Corporation.

          (a) Certificate of Incorporation. The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL.

          (b) By-Laws. The By-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until duly amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the DGCL.

          (c) Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death,


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

     resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

          (d) Officers. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

          (e) Further Action. If at any time after the Effective Time, IHS shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments or assurances in law or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of Merger Sub by reason of, or as a result of, the Merger, or otherwise to carry out the provisions of this Plan of Merger, the officers of Merger Sub shall execute and deliver, upon IHS's request, any instruments or assurances, and do all other things necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Plan of Merger.


Section 2. Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates

     2.1 Shares of the Constituent and the Surviving Corporations. At the Effective Time, by virtue of the Merger:

          (a) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time, without any action on the part of the holder thereof, shall be converted into one fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

          (b) Each share of Coram Common Stock that is owned by Coram or any subsidiary of Coram shall automatically be canceled and retired and shall cease to exist.



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

          (c) Each other share of Coram Common Stock issued and outstanding at the Effective Time, without any further action by the holder thereof, shall be converted into the right to receive, and become exchangeable for, .2111 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of common stock, $.001 par value, of IHS (the "IHS Common Stock," shares thereof, "IHS Shares" and the IHS Shares to be issued pursuant hereto, the "IHS Merger Shares").

          (d) Anti-Dilution Provisions. If after the date hereof and prior to the Effective Time IHS shall have declared a stock split (including a reverse split) of IHS Common Stock or a dividend payable in IHS Common Stock, or any other distribution of securities or dividend (in cash (other than ordinary cash dividends) or otherwise) to holders of IHS Common Stock with respect to their IHS Common Stock (including without limitation such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) then the Merger Consideration shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

     2.2 Reserved.

     2.3 Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, IHS shall enter into an agreement with American Stock Transfer & Trust Company (the "Exchange Agent") which provides that IHS shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Coram Shares, for exchange in accordance with this Section 2, through the Exchange Agent, certificates representing the IHS Merger Shares (such shares, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding Coram Shares.

     (b) Exchange Procedures. As soon as reasonably practicable, but no later than ten business days after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Coram Shares (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall


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

specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as IHS may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of IHS Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of IHS Common Stock which such holder has the right to receive pursuant to the provisions of this Section 2, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Coram Shares which is not registered in the transfer records of Coram, a certificate representing the proper number of shares of IHS Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of IHS Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of IHS that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of IHS Common Stock and cash in lieu of any fractional shares of IHS Common Stock as contemplated by this Section 2.3. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of IHS Common Stock or on any cash dividends payable with respect to IHS Merger Shares. To the extent permitted by law, former stockholders of record of Coram shall be entitled to vote after the Effective Time at any meeting of IHS stockholders the number of whole shares of IHS Common Stock into which their respective Coram Shares are converted, regardless of whether such holders have exchanged their Certificates for certificates representing IHS Common Stock in accordance with this Section 2.3.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to IHS Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of IHS Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(e) until the surrender of such Certificate in accordance with this Section 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of IHS Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of IHS Common Stock to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of IHS Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of IHS Common Stock.

     (d) No Further Ownership Rights in Coram Shares. All shares of IHS Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Section 2 (including any cash paid pursuant to Section 2.3(c) or 2.3(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Coram Shares theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 2, except as otherwise provided by law.

     (e) No Fractional Shares. No certificates or scrip representing fractional shares of IHS Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of IHS. Notwithstanding any other provision of this Plan of Merger, each holder of shares of Coram Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of IHS Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of IHS Common Stock multiplied by the Average IHS Trading Price.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of


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

the Certificates for six months after the Effective Time shall be delivered to IHS, upon demand, and any holders of the Certificates who have not theretofore complied with this Section 2 shall thereafter look only to IHS for payment of IHS Common Stock, any cash in lieu of fractional shares of IHS Common Stock and any dividends or distributions with respect to IHS Common Stock.

     (g) No Liability. None of IHS, Merger Sub, Coram or the Exchange Agent shall be liable to any person in respect of any shares of IHS Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to the end of the applicable period after the Effective Time under escheat laws (or immediately prior to such earlier date on which any shares of IHS Common Stock, any cash in lieu of fractional shares of IHS Common Stock or any dividends or distributions with respect to IHS Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by IHS, on a daily basis. Any interest and other income resulting from such investments shall be paid to IHS.


       2.4 Corporate Acts of Merger Sub. All corporate acts, plans, policies, approvals and authorizations of Merger Sub, its stockholders, its Board of Directors, committees elected or appointed by the Board of Directors, and all officers and agents, valid immediately prior to the Effective Time, shall be those of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to Merger Sub to the extent not inconsistent with the terms of this Plan of Merger.


Section 3. Representations and Warranties of Coram.

     Coram hereby represents and warrants to IHS and Merger Sub as follows:


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


     3.1 Organization, Existence and Good Standing. Coram is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Coram has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. Coram does not, and has not within the two years immediately preceding the date of this Plan of Merger owned, directly or indirectly, any shares of IHS Common Stock or Common Stock of Merger Sub.

     3.2 Coram Capital Stock. Coram's authorized capital consists of (i) 75,000,000 shares of Common Stock, par value $0.001 per share, of which 42,266,867 shares are issued and outstanding as of September 30, 1996 and 48,232 shares are held in treasury and (ii) 10,000,000 shares of Preferred Stock, par value $.001 per share, none of which are issued and outstanding. All of the issued and outstanding Coram Shares are duly and validly issued, fully paid and nonassessable. Except as set forth on Exhibit 3.2 to the Disclosure Schedule delivered to IHS by Coram at the time of the execution and delivery of this Plan of Merger (the "Coram Disclosure Schedule"), there are no options, warrants, or similar rights granted by Coram or any other agreements to which Coram is a party providing for the issuance or sale by it of any additional securities. There is no liability for dividends declared or accumulated but unpaid with respect to any of the Coram Shares. Coram has not made any distributions to any holders of Coram Shares or participated in or effected any issuance, exchange or retirement of Coram Shares, or otherwise changed the equity interests of holders of Coram Shares in contemplation of effecting the Merger within the two years immediately preceding the date of this Plan of Merger. Any Coram Shares that Coram has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than "business combinations", as such term is defined in Accounting Principles Board Opinion No. 16, as amended ("Business Combinations"). Except as set forth on
Exhibit  3.2 to the Coram  Disclosure  Schedule,  since  the date of the  "Coram
Balance Sheet" (as defined below), except pursuant to options, warrants, conversion rights or other contractual rights existing on such date, Coram has not issued any shares of its capital stock, effected any stock split or otherwise changed its capitalization as it existed on such date.

     3.3 Subsidiaries. Except as set forth on Exhibit 3.3 to the Coram Disclosure Schedule, Coram does not own stock


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

in and does not control, directly or indirectly, any other corporation, association or business organization. Except as set forth on Exhibit 3.3 to the Coram Disclosure Schedule, Coram does not own, directly or indirectly, an equity interest in, and Coram does not control, directly or indirectly, any other operating joint venture, partnership or limited liability company. Except as set forth on Exhibit 3.3 to the Coram Disclosure Schedule, there are no outstanding options, warrants or other agreements pursuant to which any person or entity has a right to acquire or be issued any capital stock or other interest in any Coram Subsidiary. Exhibit 3.3 to the Coram Disclosure Schedule accurately sets forth Coram's percentage ownership interest in each such entity. Except as set forth on Exhibit 3.3 to the Coram Disclosure Schedule, each subsidiary, direct or indirect, of Coram (each a "Coram Subsidiary" and, collectively, the "Coram Subsidiaries") is a corporation, partnership, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Except as set forth on Exhibit
3.3 to the Coram Disclosure Schedule, each Coram Subsidiary has all necessary corporate, partnership, limited partnership or limited liability company, as the case may be, power to own its properties and assets and to carry on its business as presently conducted. To the knowledge of Coram, no Coram Subsidiary has within the two years immediately preceding the date of this Plan of Merger owned, directly or indirectly, any shares of IHS Common Stock or Common Stock of Merger Sub. Except as set forth on Exhibit 3.3 to the Coram Disclosure Schedule, Coram is not subject to any contractual obligation, contingent or otherwise, to purchase, and there are no rights to acquire, any additional interest in any such partnership or joint venture or any preemptive rights or rights of first refusal with respect to any outstanding interest in any such partnership or joint venture.

     3.4 Foreign Qualifications. Except as set forth on Exhibit 3.4 to the Coram Disclosure Schedule, each of Coram and the Coram Subsidiaries is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary.

     3.5 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, Coram has the


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

corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all action required by its Certificate of Incorporation, By-laws or otherwise, to authorize the execution, delivery and performance of this Plan of Merger and such related documents. Except as set forth on Exhibit 3.5 to the Coram Disclosure Schedule, the execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder approval the consummation of the Merger and the consummation of the transactions contemplated hereby will not, violate any provisions of the Certificate of Incorporation or By-laws of Coram or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which Coram or any Coram Subsidiary is a party, or by which any of them is bound, or violate any restrictions of any kind to which any of them are subject. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of Coram.

     3.6 Reports and Financial Statements. (a) Coram has timely filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") and the applicable rules of the NYSE, since January 1, 1995 (collectively, as heretofore amended, the "Coram SEC Reports"), and has previously furnished to IHS true and complete copies of all such Coram SEC Reports. Except for certain information provided to Coram by Caremark International, Inc., Caremark, Inc. and/or related parties for inclusion in the Coram SEC Reports, none of such reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Coram SEC Reports fairly presents the consolidated financial position of Coram and the Coram Subsidiaries as of the respective dates thereof, and the other related consolidated financial statements (including the related notes) included therein fairly present the results of operations and the changes in consolidated financial position of Coram and the Coram


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

Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved ("GAAP") except as otherwise noted therein and, with respect to quarterly financial statements, except for normal year-end audit adjustments.

     (b) Each of the balance sheets included in the "Coram Monthly Financial Statements" (as defined in Section 7.9) fairly presents or will present, as the case may be, the consolidated financial position of Coram and the Coram Subsidiaries as of the respective dates thereof, and the other related consolidated financial statements included therein fairly present or will present, as the case may be, the consolidated results of operations and the changes in consolidated financial position of Coram and the Coram Subsidiaries, taken as a whole, for the periods reflected therein. The balance sheets and statements of income included in the Coram Monthly Financial Statements have been prepared in accordance with GAAP except for the notes thereto (if any) and except for normal, quarterly and year-end audit adjustments.

     (c) Except as set forth on Exhibit 3.6 to the Coram Disclosure Schedule and in the notes to the consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Coram SEC Reports, there are no liabilities of Coram and the Coram Subsidiaries on a consolidated basis required in accordance with GAAP to be reserved against or disclosed in the Coram Balance Sheet, as of the date thereof which are not so reserved or disclosed.

     (d) Except as disclosed on Exhibit 3.6 to the Coram Disclosure Schedule and in the notes to the consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Coram SEC Reports, the consolidated financial statements included in the Coram SEC Reports and the Coram Monthly Financial Statements do not reflect any material non-recurring or extraordinary income not identified therein.

     3.7 Contracts, etc. (a) All material contracts, leases, agreements and arrangements to which Coram or any Coram Subsidiary is a party are legally valid, binding and enforceable in accordance with their terms and in full force and effect, and Coram has provided IHS with the opportunity


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

to review and copy all such documents. Coram and the Coram Subsidiaries and, to the knowledge of Coram, all other parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements and arrangements, and, Coram and the Coram Subsidiaries are not and, to the knowledge of Coram, no other party is, in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder.

     (b) Set forth on Exhibit 3.7 to the Coram Disclosure Schedule is a list of all contracts to which Coram or a Coram Subsidiary is a party which cannot be terminated or do not terminate within 12 months or less without cause or obligate Coram for amounts in excess of $200,000. Except as set forth on Exhibit
3.7 to the Coram Disclosure Schedule, none of such contracts or agreements will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time.

     (c) Except as set forth on Exhibit 3.7 to the Coram Disclosure Schedule, neither Coram nor any Coram Subsidiary has granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets (excluding liens described in Section 3.8) or entered into any non-competition agreement or similar agreement restricting its ability to engage in any business in any location.

     (d) True and complete copies (except for pages containing price information, which have been redacted) of the contracts listed on Exhibit 3.7 to the Coram Disclosure Schedule have been made available to IHS for inspection in connection with this Agreement.

     3.8 Properties and Assets. Coram and the Coram Subsidiaries collectively own or lease all of the real and personal property included in the balance sheet dated as of June 30, 1996 included in the Coram SEC Reports ( the "Coram Balance Sheet") (except assets recorded under capital lease obligations and such property as has been disposed of in the ordinary course of Coram's and the Coram Subsidiaries' business since the date of the Coram Balance Sheet), free and clear of any liens, claims, charges, exceptions or encumbrances, except for those (i) if any, which in the aggregate are not material and which do not materially affect continued use of such property, or (ii) which are set forth in Exhibit
3.8 to the  Coram  Disclosure  Schedule.  The  assets  of  Coram  and the  Coram
Subsidiaries are sufficient to carry on the business of Coram in the ordinary course as presently conducted.

     3.9 Legal Proceedings. Except as listed on Exhibit 3.9 to the Coram Disclosure Schedule, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Coram, threatened against Coram or any Coram Subsidiary, at law or in equity, relating to or affecting Coram or any of the Coram Subsidiaries, including the Merger, and Coram does not have knowledge of facts from which it should reasonably conclude, without investigation, that a third party has a basis for asserting any of the foregoing.

     3.10 Subsequent Events. Except as set forth on Exhibit 3.10 to the Coram Disclosure Schedule or as contemplated by this Plan of Merger, Coram has not, since the date of the Coram Balance Sheet:

          (a) Incurred any material adverse change.

          (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the Coram Balance Sheet or (ii) liabilities incurred since the date of the Coram Balance Sheet in the ordinary course of business.

          (c) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor, except as may have been required due to income or operations of Coram since the date of the Coram Balance Sheet in the ordinary course of business.

          (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, other than in the ordinary course of business.

          (e) Sold, transferred or acquired any material assets, canceled any material debts or claims or waived any material rights, except in the ordinary course of business.

          (f) Granted any general or uniform increase in the rates of pay of employees or granted any material increase in salary payable or to become payable by Coram to any officer or employee, consultant or agent (except as provided by contract or bonus plan), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any Director, officer, employee, consultant or agent, except for (i) bonuses payable as set forth on Exhibit 3.10(f) to the Coram Disclosure Schedule not exceeding $2,400,000 (exclusive of any such bonus to be paid to Donald J. Amaral in such amounts as shall be agreed upon by Mr. Amaral and IHS) in the aggregate granted or to be granted to certain employees to seek to assure their continuance with the Surviving Corporation for a period of time after the Effective Time and to enable Coram to satisfy its obligations hereunder, including without limitation the "Coram October 31 Audit" (as defined below), (ii) to provide for the severance arrangements set forth on Exhibit 3.10(f) to the Coram Disclosure Schedule and (iii) the audit bonuses provided for in Section 7.16.

          (g) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any transaction other than in the ordinary course of business and involving more than $250,000 other than as permitted under other Sections of this Plan of Merger.

          (h) Issued any stock, bonds or other securities or any options or rights to purchase any of its securities other than in connection with existing agreements.

          (i) Suffered the loss of, terminated or modified any contract other than in the ordinary course of business to which Coram or a Coram Subsidiary is party involving more than $250,000 other than in accordance with their terms.

          (j) Declared, set aside or paid any dividend or made any other distribution or payment with respect to any shares of its capital stock or, directly or indirectly, redeemed, repurchased or otherwise acquired any shares of its capital stock or made any commitment for any such action.

          (k) Suffered any casualty or loss not covered by insurance.

          (l) Made any change in applicable accounting principles.

     3.11 Accounts Receivable. The accounts receivable set forth on the Coram Balance Sheet, and all accounts receivable arising since the date thereof, in respect of the business of Coram and the Coram Subsidiaries represent bona fide claims of Coram and the Coram Subsidiaries against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in material compliance with the applicable orders, contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of set-off and are fully collectible in the ordinary course of business, except in the aggregate to the extent of the appropriate reserves for doubtful accounts receivable as set forth on the Coram Balance Sheet and, in the case of accounts receivable arising since the date thereof, in the aggregate to the extent of a reasonable reserve rate for doubtful accounts receivable which is not greater than the rate reflected by the reserve for doubtful accounts on the Coram Balance Sheet.

     3.12 Tax Returns. Except as set forth on Exhibit 3.12 of the Coram Disclosure Schedule, Coram and each Coram Subsidiary has prepared and filed in accordance with applicable laws, rules and regulations all tax returns required to be filed by it or requests for extensions to file such returns have been timely filed and granted and have not expired in accordance with applicable laws, rules and regulations. Coram and each Coram Subsidiary has made all payments shown as due on such returns. Except as set forth on Exhibit 3.12 of the Coram Disclosure Schedule, Coram has not been notified that any tax returns of Coram or any Coram Subsidiary are currently under audit and no adjustment to any tax reported or paid has been asserted by the Internal Revenue Service or any state or local tax agency. No agreements have been made by Coram or any Coram Subsidiary for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes. None of Coram and the Coram Subsidiaries is party to any contract, agreement, plan, or arrangement (other than any of the foregoing with or in respect of Donald J. Amaral) that is a tax sharing or allocation arrangement or that could give rise to any payment that would not be deductible under Sections 162, 280G or 404 of the Code. True and complete copies of the tax returns referred to in this Section 3.12 have been made available to IHS for inspection, except that Coram has delivered to IHS only the Forms 1120x and 1139 dated September 30, 1995.

     3.13 Employee Benefit Plans; Employment Matters. (a) Except as set forth on
Exhibit 3.13 to the Coram Disclosure Schedule, neither Coram nor any Coram Subsidiary has established or maintains or is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization or any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA, except those permitted or required to be established hereunder. All such plans listed on Exhibit 3.13 (individually, a "Coram Plan" and collectively, the "Coram Plans",) have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by Coram or any Coram Subsidiary has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Coram Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA, but excluding any event for which notice is waived under the ERISA regulations) has occurred with respect to any of the Coram Plans which is subject to Title IV of ERISA. No Coram Plan has any accumulated funding deficiency or liability to the Pension Benefit Guaranty Corporation. Neither Coram nor any of the Coram Subsidiaries has previously made, is currently making, or is obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

     (b) Except as set forth on Exhibit 3.13 to the Coram Disclosure Schedule, neither Coram nor any Coram Subsidiary is a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered or permit termination, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $100,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

     3.14 Compliance with Laws in General. Except as set forth on Exhibit 3.14 to the Coram Disclosure Schedule, neither Coram nor any Coram Subsidiary has received any notices from any governmental authority of material violations of any federal, state or local laws, regulations or ordinances ("Governmental Regulations") relating to its business and operations, no notice of any pending inspection or violation of any such law, regulation or ordinance has been received from any governmental authority by Coram or a Coram Subsidiary, and Coram does not have knowledge of facts from which it should reasonably conclude, without investigation, that any such material violations exist.

     3.15 Regulatory Approvals. Except as set forth on Exhibit 3.15 to the Coram Disclosure Schedule, Coram and each Coram Subsidiary, as applicable, holds all licenses, certificates of need and other regulatory approvals required or necessary to be applied for or obtained in connection with its business as presently conducted or as presently proposed to be conducted. Except as set forth on Exhibit 3.15 to the Coram Disclosure Schedule, all such licenses, certificates of need and other regulatory approvals relating to the business, operations and facilities of Coram and the Coram Subsidiaries are in full force and effect. Any and all past litigation concerning such licenses, certificates of need and regulatory approvals, and all claims and causes of action raised therein, have been finally adjudicated, and, in the case of such litigation finally adjudicated since the date of the Coram Balance Sheet, such adjudication has not had a material adverse effect on Coram and the Coram Subsidiaries, taken as a whole. Except as set forth on Exhibit 3.15 to the Coram Disclosure Schedule, no such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of Coram, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approval. Except as set forth on Exhibit 3.15 to the Coram Disclosure Schedule, subject to compliance with applicable securities laws, the consummation of the Merger will not violate any law or restriction to which Coram or a Coram Subsidiary is subject.

     3.16 Commissions and Fees. Except for fees payable to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") pursuant to the engagement letter dated October 4, 1996, and the fees payable to UBS Securities LLC pursuant to the engagement letter dated October 8, 1996 there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against IHS, Coram or any Coram Subsidiary resulting from any action taken by Coram or its officers, directors or agents, or any of them.

     3.17 Retirement or Re-Acquisition of IHS Common Stock. Neither Coram nor any of the Coram Subsidiaries is a party to any agreement the effect of which would be to require IHS directly or indirectly to retire or re-acquire all or part of the shares of IHS Common Stock issued pursuant to Section 2.1 hereof.

     3.18 Fairness Opinion. Coram has received from UBS Securities LLC ("UBS") an opinion (the "Coram Fairness Opinion") dated of even date herewith that the Merger Consideration is fair to the stockholders from a financial point of view.

     3.19 Vote Required. The affirmative vote of the holders of a majority of the outstanding Coram Shares entitled to vote thereon is the only vote of the holders of any class or series of Coram capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

     3.20 Compliance with Healthcare Laws. Except as set forth on Exhibit 3.20 to the Coram Disclosure Schedule, (a) Coram, the Coram Subsidiaries and each of their licensed employees is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority with respect to regulatory matters primarily relating to patient healthcare (including without limitation Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section WP-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs) commonly referred to as the "Federal Anti-Kickback Statute" and The Social Security Act, as amended, Section 1877, 42 U.S.C. Section WP (Prohibition Against Certain Referrals), commonly referred to as "Stark Statute") (collectively, "Healthcare Laws"). Coram and the Coram Subsidiaries have maintained all records required to be maintained by the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the Medicare and Medicaid programs as required by applicable Healthcare Laws, and, to the knowledge of Coram, there are no presently existing circumstances which would result or likely would result in material violations of Healthcare Laws.

     3.21 Medicare and Medicaid Programs. To the knowledge of Coram, except as set forth on Exhibit 3.21 to the Coram Disclosure Schedule, Coram and the Coram Subsidiaries, to the extent necessary to conduct their business in a manner consistent with past practice, are qualified for participation in Medicare and Medicaid programs. Except as set forth on Exhibit 3.21 to the Coram Disclosure Schedules or the Coram SEC Reports, (a) Coram and the Coram Subsidiaries have no liability with respect to recoupment from the Medicare or Medicaid programs or any other third party reimbursement source that would materially exceed the reserves or allowances made therefor as set forth on the financial Statements included in the Coram Balance Sheet, and Coram has no knowledge for the assertion of any such recoupment claim that arose out of any transactions completed prior to the date hereof except as reflected in the Coram SEC Reports, and (b) no Medicare or Medicaid investigation, survey or audit is pending or, to the knowledge of Coram, threatened with respect to the operation of the current business of Coram and the Coram Subsidiaries, except to the extent such investigation, survey or audit is routine and is not reasonably likely to have a material adverse effect on Coram and the Coram Subsidiaries, taken as a whole. None of Coram, the Coram Subsidiaries or, to the knowledge of Coram, their licensed employees has been convicted of, or pled guilty or nolo contendere to any criminal offense related to any Medicare or Medicaid program while such person was an employee of Coram or a Coram Subsidiary or after the termination of such person's employment by Coram or such subsidiary, and, to the knowledge of Coram, none of such employees has committed any offense which may serve as the basis for suspension or exclusion of Coram or any Coram Subsidiary from the Medicare and Medicaid programs.

     3.22 Environmental Matters. Coram and the Coram Subsidiaries are in compliance with all environmental laws applicable to them and their business and assets, including, without limitation, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Federal Water Pollution Control Act (as amended by the Clean Water Act), the Federal Toxic Substances Act and the Clean Air Act, each as amended to date.

     3.23 Questionable Payments. To the knowledge of Coram, Coram and the Coram Subsidiaries have not made, and no officer, director, employee, agent or other representative of any of them acting on behalf thereof has made, directly or indirectly, with respect to the business of Coram and the Coram Subsidiaries, any illegal bribes, kickbacks or other illegal payments of a similar nature, or illegal political contributions with corporate funds not recorded in the corporate records of Coram, illegal payments from corporate funds to governmental officials, or illegal payments from corporate funds to obtain or retain business either within the United States or abroad.

     3.24 Inventory. Except for inventory that is excess, damaged or obsolete, for which Coram has established in the aggregate an adequate reserve in the Coram Balance Sheet in accordance with generally accepted accounting principles, consistently applied, the inventory reflected in the Coram Balance Sheet and not disposed of or reserved since such date is of good and merchantable quality, of a quantity and quality saleable in the ordinary course of business of Coram and the Coram Subsidiaries in accordance with past practices, and is adequate as of the date hereof for the business of Coram and the Coram Subsidiaries as conducted as of such date.

     3.25 Equipment. Equipment used by Coram and the Coram Subsidiaries in the conduct of their business is, as of the date hereof, taken as a whole in good and operating condition (reasonable wear and tear excepted) and is sufficient to carry on the business of Coram and the Coram Subsidiaries in the ordinary course as it is presently conducted.

     3.26 No Untrue Representations. No representation or warranty in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make any such representation not misleading in any material respect.

     3.27 Insurance. All material contracts or policies of insurance maintained by Coram and the Coram Subsidiaries are set forth on Exhibit 3.7. The policies or contracts of insurance maintained by Coram and the Coram Subsidiaries are adequate to cover the business of Coram and the Coram Subsidiaries in accordance with industry practice.

Section 4. Representations and Warranties of Merger Sub.

     Merger Sub and IHS, jointly and severally, hereby represent and warrant to Coram as follows:

     4.1 Organization, Existence and Capital Stock. Merger Sub is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. Merger Sub's authorized capital consists of 1,000 shares of Common Stock, par value $.01 per share, all of which shares are issued and registered in the name of IHS. Merger Sub has not, within the two years immediately preceding the date of this Plan of Merger, owned, directly or indirectly, any Coram Shares.

     4.2 Power and Authority. Merger Sub has the corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its Certificate of Incorporation, its By-laws or otherwise, to authorize the execution and delivery of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or By-laws of Merger Sub, or any agreement, instrument, order, judgment or decree to which Merger Sub is a party or by which it is bound, violate any restrictions of any kind to which Merger Sub is subject, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of Merger Sub.

     4.3 Commissions and Fees. There are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transaction contemplated by this Plan of Merger resulting from any action taken by Merger Sub or any of its officers, Directors or agents.

     4.4 No Subsidiaries. Merger Sub does not own stock in, and does not control
directly  or  indirectly,   any  other  corporation,   association  or  business
organization. Merger Sub is not a party to any joint venture or partnership.

     4.5 Legal Proceedings. There are no actions, suits or proceedings pending or threatened against Merger Sub, at law or in equity, relating to or affecting Merger Sub, including the Merger.

     4.6 No Contracts or Liabilities. Other than the obligations created under this Plan of Merger, Merger Sub has no obligations or liabilities (contingent or otherwise) under any contracts, claims, leases, loans or otherwise.

Section 5. Representations and Warranties of IHS.

     IHS hereby represents and warrants to Coram as follows:

     5.1 Organization, Existence and Good Standing. IHS is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. IHS has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. IHS is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, and, except as set forth on Exhibit 5.1 to the IHS Disclosure Schedule, IHS has not within such time owned, directly or indirectly, any Coram Shares.

     5.2 IHS Capitalization. IHS has an authorized capitalization of 15,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding, and no shares are held in treasury, and 150,000,000 shares of Common Stock, par value $.001 per share, of which 23,117,934 shares were issued and outstanding at September 30, 1996, and no shares are held in treasury. All of the issued and outstanding shares of IHS Common Stock have been duly and validly issued and are fully paid and nonassessable. Except as disclosed on Exhibit 5.2 to the IHS Disclosure Schedule delivered to Coram at the time of the execution and delivery of this Plan of Merger (the "IHS Disclosure Schedule"), there are no options, warrants or similar rights granted by IHS or any other agreements to which IHS is a party providing for the issuance or sale by it of any additional securities. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of IHS Common Stock. IHS has not made any distributions to any holder of IHS Common Stock or participated in or effected any issuance, exchange or retirement of IHS Common Stock, or otherwise changed the equity interests of holders of IHS Common Stock, in contemplation of effecting the Merger within the two years immediately preceding the date of this Plan of Merger. Any shares of IHS Common Stock that IHS has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than Business Combinations. Except as set forth on Exhibit 5.2 to the IHS Disclosure Schedule, since the date of the "IHS Balance Sheet" (as defined below), except pursuant to options, warrants, conversion rights or other contractual rights existing on such date, IHS has not issued any shares of its capital stock, effected any stock split or otherwise changed its capitalization as it existed on such date.

     5.3 IHS Common Stock. On the Closing Date, IHS will have a sufficient number of authorized but unissued and/or treasury shares of its Common Stock available for issuance to the holders of Coram Shares in accordance with the provisions of this Plan of Merger. The IHS Common Stock to be issued pursuant to this Plan of Merger will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, (ii) issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and (iii) listed on the NYSE, upon official notice of issuance.

     5.4 Organization, Existence and Good Standing of IHS Subsidiaries. Each operating subsidiary of IHS (each an "IHS Subsidiary" and, collectively, the "IHS Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each IHS Subsidiary has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

     5.5 Foreign Qualifications. IHS and each IHS Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary.

     5.6 Merger Sub Common Stock. IHS owns, beneficially and of record, all of the issued and outstanding shares of Common Stock, par value $.01 per share, of Merger Sub (the "Merger Sub Common Stock"), which are validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and encumbrances. IHS has the corporate power to endorse and surrender such shares of Merger Sub Common Stock for conversion pursuant to this Plan of Merger. IHS has, or will by the Effective Time have, taken all such actions as may be required in its capacity as the sole stockholder of Merger Sub to approve the Merger.

     5.7 Power and Authority. IHS has corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all actions required by law, its Certificate of Incorporation, its By-laws or otherwise, to authorize the execution and delivery of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, except for the lender and bondholder consents referred to in Sections 9.1(i) and 9.1(j), respectively, and subject to the receipt of required regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger and the transactions contemplated hereby will not, violate any provisions of the Certificate of Incorporation or By-laws of IHS, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which IHS or any IHS Subsidiary is a party or by which any of them is bound, or violate any restrictions of any kind to which any of them is subject. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of IHS.

     5.8 Reports and Financial Statements. (a) IHS has timely filed all reports required to be filed with the SEC pursuant to and in accordance with the Exchange Act since January 1, 1995 (collectively, the "IHS SEC Reports") and the applicable rules of the NYSE, and has previously furnished to Coram with true and complete copies of all such IHS SEC Reports. None of such reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets (including the related notes) included in the IHS SEC Reports fairly presents in all material respects the consolidated financial position of IHS and the IHS Subsidiaries as of the respective dates thereof, and the other related statements

(including the related notes) included therein fairly present in all material respects the results of operations and the changes in consolidated financial position of IHS and the IHS Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP except as otherwise noted therein.

     (b) Except as set forth on Exhibit 5.8(b) to the IHS Disclosure Schedule and in the notes to the consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the IHS SEC Reports, there are no liabilities of IHS and the IHS Subsidiaries on a consolidated basis required in accordance with GAAP to be reserved against or disclosed in the IHS Balance Sheet as of the date thereof which are not so reserved or disclosed.

     (c) Except as disclosed on Exhibit 5.8(c) to the IHS Disclosure Schedule and in the notes to the consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the IHS SEC Reports, the consolidated financial statements included in the IHS SEC Reports do not reflect any material non-recurring or extraordinary income not identified therein.

     5.9 Legal Proceedings. Except as set forth on Exhibit 5.9 to the IHS Disclosure Schedule, there is no pending or threatened litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting IHS and the IHS Subsidiaries, taken as a whole, or the transactions contemplated by this Plan of Merger for which IHS is uninsured, and IHS does not have knowledge of facts from which it should reasonably conclude, without investigation, that a third party has a basis for asserting any of the foregoing.

     5.10 Subsequent Events. Except as set forth on Exhibit 5.10 to the IHS Disclosure Schedule, IHS has not, since the date of the balance sheet of IHS as of June 30, 1996 included in the IHS SEC Reports (the "IHS Balance Sheet"):

          (a) Incurred any material adverse change.

          (b) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections of this Plan of Merger.

     5.11 Compliance with Laws in General. IHS and the IHS Subsidiaries have not received from any governmental authority any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by IHS from any governmental authority which, if it were determined that a violation had occurred, would have a material adverse effect on IHS, and IHS does not have knowledge of facts from which it should reasonably conclude, without investigation, that any such material violations exist.

     5.12 Regulatory Approvals. IHS and each IHS Subsidiary, as applicable, holds all licenses, certificates of need and other regulatory approvals required or necessary to be applied for or obtained in connection with its business as presently conducted or as proposed to be conducted, except where the failure to obtain such license, certificate of need or regulatory approval would not have a material adverse effect on IHS and the IHS Subsidiaries, taken as a whole. All such licenses, certificates of need and other regulatory approvals relating to the business, operations and facilities of IHS and the IHS Subsidiaries are in full force and effect, except where any failure of such license, certificate of need or regulatory approval to be in full force and effect would not have a material adverse effect on IHS and the IHS Subsidiaries, taken as a whole. Any and all past litigation concerning such licenses, certificates of need and regulatory approvals, and all claims and causes of action raised therein which, if adversely determined, would have a material adverse effect on IHS and the IHS Subsidiaries, taken as a whole, have been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted in any manner which would have a material adverse effect on IHS and the IHS Subsidiaries, taken as a whole, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of IHS, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approval. Subject to compliance with applicable securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the consummation of the Merger will not violate any law or restriction to which IHS or an IHS Subsidiary is subject which, if violated, would have a material adverse effect on IHS and the IHS Subsidiaries, taken as a whole.

     5.13 Contracts, etc. All material contracts, leases, agreements and arrangements to which IHS is a party are legally valid, binding and enforceable in accordance with their terms and in full force and effect. IHS and the IHS Subsidiaries and, to the knowledge of IHS, all other parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements and arrangements, and, IHS and the IHS Subsidiaries are not in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the invalidity of the lease, contract, agreement or arrangement or the default or breach thereunder or thereof would not, individually or in the aggregate, have a material adverse effect on IHS and the IHS Subsidiaries, taken as a whole.

     5.14 Accounts Receivable. Since the date of the IHS Balance Sheet, IHS has not changed any principle or practice with respect to the recordation of accounts receivable, calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. IHS is in substantial compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable.

     5.15 Commissions and Fees. Except for fees payable to Smith Barney Inc., there are no claims for brokerage commissions, *investment bankers' fees or finder's fees in connection with the transactions contemplated by this Plan of Merger resulting from any action taken by IHS or any of its officers, Directors or agents.

     5.16 Retirement or Re-Acquisition of IHS Common Stock. None of IHS and the IHS Subsidiaries has agreed directly or indirectly to retire or re-acquire all or part of the shares of IHS Common Stock issued pursuant to Section 2.1 hereof.

     5.17 Opinion of IHS Financial Advisor. The Board of Directors of IHS has received from Smith Barney Inc. ("Smith Barney"), financial advisor to IHS, an opinion (the "IHS Fairness Opinion") dated the date of this Plan of Merger to the effect that, as of such date, the Exchange Ratio is fair to IHS from a financial point of view.

     5.18 Compliance with Healthcare Laws. (a) IHS, each IHS Subsidiary and each of their licensed employees is in compliance with all applicable Healthcare Laws, except where the failure to be in such compliance would not have a material adverse effect on IHS and the IHS Subsidiaries, taken as a whole. IHS has maintained all records required to be maintained by the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the Medicare and Medicaid programs as required by applicable Healthcare Laws, and, to the knowledge of IHS, there are no presently existing circumstances which would result or likely would result in material violations of Healthcare Laws, except where the failure to maintain such records or said violations would not have a material adverse effect on IHS and the IHS Subsidiaries, taken as a whole.

     5.19 Medicare and Medicaid Programs. IHS and the IHS Subsidiaries, to the extent necessary to conduct their business in a manner consistent with past practice, are qualified for participation in Medicare and Medicaid programs. IHS and the IHS Subsidiaries have no liability with respect to recoupment from the Medicare or Medicaid programs or any other third party reimbursement source that would materially exceed the reserves or allowances made therefor as set forth on the financial statements included in the IHS Balance Sheet, and IHS has no knowledge of the assertion of any such recoupment claim that arose out of any transactions completed prior to the date hereof except as reflected in the IHS SEC Reports. No Medicare or Medicaid investigation, survey or audit is pending or, to the knowledge of IHS, threatened with respect to the operation of the current business of IHS and the IHS Subsidiaries, except to the extent such investigation, survey or audit is routine and is not reasonably likely to have a material adverse effect on IHS and the IHS Subsidiaries, taken as a whole. Except as set forth on Exhibit 5.19 to the IHS Disclosure Schedules, none of IHS, the IHS Subsidiaries or, to the knowledge of IHS, their licensed employees has been convicted of, or pled guilty or nolo contendere to any criminal offense related to any Medicare or Medicaid program while such person was an employee of IHS or an IHS Subsidiary or after the termination of such person's employment by IHS or such subsidiary, and, to the knowledge of IHS, none of such employees has committed any offense which may serve as the basis for suspension or exclusion of IHS from the Medicare and Medicaid programs which, in the aggregate, would have a material adverse effect on IHS and the IHS Subsidiaries, taken as a whole.

     5.20 Environmental Matters. To the knowledge of IHS, IHS and the IHS Subsidiaries are in compliance with all environmental laws applicable to them and their business and assets, including, without limitation, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Federal Water Pollution Control Act (as amended by the Clean Water Act), the Federal Toxic Substances Act and the Clean Air Act, each as amended to date, which, in the aggregate, would have a material adverse effect on IHS and the IHS Subsidiaries, taken as a whole.

     5.21 Questionable Payments. To the knowledge of IHS, IHS and the IHS Subsidiaries have not made, and no officer, director, employee, agent or other representative of any of them acting on behalf thereof has made, directly or indirectly, with respect to the business of IHS and the IHS Subsidiaries, any illegal bribes, kickbacks or other illegal payments of a similar nature, or illegal political contributions with corporate funds not recorded in the corporate records of IHS, illegal payments from corporate funds to governmental officials, or illegal payments from corporate funds to obtain or retain business either within the United States or abroad.

     5.22 No Untrue Representations. No representation or warranty in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make any such representation not misleading in any material respect.

Section 6. Access to Information and Documents.

     6.1 Access to Information. (a) Between the date hereof and the Closing Date, Coram will give to IHS and its counsel, accountants and other representatives full access to all the properties, documents, contracts, personnel files and other records of Coram and shall furnish IHS with copies of such documents and with such information with respect to the affairs of Coram as IHS may from time to time reasonably request. Coram will disclose to IHS and make available to the other and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of Coram and the Coram Subsidiaries. In addition, Coram shall make available to IHS all such banking, investment and financial information as shall be necessary to allow for the efficient integration of Coram's banking, investment and financial arrangements with those of IHS at the Effective Time. Access of IHS pursuant to the foregoing shall be initiated and coordinated only through Richard Smith, Paul Quiner or such other persons as Coram may from time to time designate. All such access shall be granted at a reasonable time and upon reasonable notice.

     (b) Between the date hereof and the Closing Date, IHS will give to Coram and its counsel, accountants and other representatives reasonable access to all the properties, material contracts filed with the SEC and other records of IHS and shall furnish Coram with copies of such documents and with such information with respect to the affairs of IHS as Coram may from time to time reasonably request. IHS will make reasonably available to Coram and its representatives all material contracts filed with the SEC, books, accounts, records, communications with regulatory authorities and other documents relating to the business and operations of IHS and the IHS Subsidiaries. Access of Coram pursuant to the foregoing shall be initiated and coordinated only through Brian K. Davidson, Eleanor Harding, Marshall A. Elkins, Brad Bennet or such other persons as IHS may from time to time designate. All such access such be granted at a reasonable time and upon reasonable notice.

     6.2 Return of Records. If the transactions contemplated hereby are not consummated and this Plan of Merger terminates, each party agrees promptly to return upon request all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Section 6 or otherwise. All information disclosed by any party or any affiliate or representative of any party shall be deemed to be "Evaluation Material" under the terms of the Confidentiality Agreements, dated September 13, 1996 and October 15, 1996, respectively, between Coram and IHS (the "Confidentiality Agreements").

     6.3 Effect of Access. (a) Nothing contained in this Section 6 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

     (b) With respect to matters as to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

Section 7. Covenants.

     7.1 Preservation of Business. Prior to the Effective Time or the termination of this Agreement, Coram will conduct its business in the ordinary course. Coram will use its commercially reasonable best efforts to preserve the business organization of Coram intact, to keep available to IHS and the Surviving Corporation the services of the present employees of Coram, and to preserve for IHS and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with Coram.

     7.2 Material Transactions. Prior to the Effective Time, Coram will not, and will not permit any Coram Subsidiary to (in each case other than (i) as contemplated by the terms of the Plan of Merger and the other documents contemplated hereby, (ii) with respect to transactions for which there is a binding commitment existing prior to the date hereof disclosed in the Coram Disclosure Schedules, (iii) the transactions contemplated by that certain Memorandum of Understanding concerning the settlement of lawsuits captioned In re Coram Healthcare Corp. Securities Litigation, Master File No. 95-N-2074 and Shevde v. Sweeney et al., Civil Action No. 96-N-722 and (iv) transactions described on Exhibit 7.2 to the Coram Disclosure Schedule which do not vary materially from the terms set forth on such Exhibit 7.2), or in the ordinary course of business without first obtaining the written consent of IHS:

          (a) Encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of Coram, other than in the ordinary course of business or as otherwise disclosed herein.

          (b) Enter into any employment contract which is not terminable upon notice of 90 days or less, at will, and without penalty except as provided herein.

          (c) Enter into any contract or agreement which (i) cannot be terminated or does not terminate within 12 months or less without cause or
     (ii) obligates Coram for amounts in excess of $200,000.

          (d) Make any payment or distribution to the trustee under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with Coram's usual past practice, or make any payment or contributions or incur any obligation  pursuant  to or in  respect of any other  plan or  contract  or
     arrangement   providing   for   bonuses,   options,   executive   incentive
     compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate or modify any plan, except for (i) bonuses which may be granted by the Board of Directors to certain members of Coram's management in anticipation of the Merger not exceeding $2,400,000 in the aggregate (exclusive of any such bonus to be paid to Donald J. Amaral in such amounts as shall be agreed upon by Mr. Amaral and IHS) and
     (ii) the severance arrangements set forth on Exhibit 3.10(f) to the Coram Disclosure Schedule.

          (e) Guarantee the obligation of any person, firm or corporation, except in the ordinary course of business consistent with prior practices.

          (f) Amend its Certificate of Incorporation or By-laws.

          (g) Except pursuant to options, warrants, conversion rights or other contractual rights disclosed on Exhibit 3.2 to the Coram Disclosure Schedule, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization.

          (h) Take any action of a character described in Section 3.10(a) to 3.10(h), inclusive.

     7.3 Meetings of Stockholders. (a) Coram will take all steps necessary in accordance with its Certificate of Incorporation and By-laws to call, give notice of, convene and hold a meeting of its stockholders (the "Coram Stockholders Meeting") as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 7.4 hereof), for the purpose of approving this Plan of Merger and for such other purposes as may be necessary. Unless this Plan of Merger shall have been validly terminated as provided herein, the Board of Directors of Coram (subject to the provisions of Section
8.1 (d) hereof) will (i) recommend to its stockholders the approval of this

Plan of Merger, the transactions contemplated hereby and any other matters to be submitted to the stockholders of Coram in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use its reasonable, good faith efforts to obtain the approval by its stockholders of this Plan of Merger and the transactions contemplated hereby.

     (b) IHS will take all steps necessary in accordance with its Certificate of Incorporation and By-laws to call, give notice of, convene and hold a meeting of its stockholders (the "IHS Stockholders Meeting") as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 7.4 hereof), for the purpose of approving this Plan of Merger and for such other purposes as may be necessary. Unless this Plan of Merger shall have been validly terminated as provided herein, the Board of Directors of IHS (subject to the provisions of Section 8.1(f) hereof) will (i) recommend to its stockholders the approval of this Plan of Merger, the transactions contemplated hereby and any other matters to be submitted to the stockholders of IHS in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use its reasonable, good faith efforts to obtain the approval by its stockholders of this Plan of Merger and the transactions contemplated hereby.

     7.4 Registration Statement. (a) IHS shall prepare and file with the SEC and any other applicable regulatory bodies, as soon as reasonably practicable a Registration Statement on Form S-4 with respect to the shares of IHS Common Stock to be issued in the Merger (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act. Such Registration Statement shall contain a joint proxy statement of IHS and Coram (the "Proxy Statement") containing the information required by the Exchange Act. IHS shall take all reasonable steps to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares covered thereby have been distributed. IHS shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any misstatements which have become false or misleading; provided that if such statements or misstatements accurately reflect information supplied for inclusion in the Registration Statement by Coram, such obligation shall adhere only upon Coram's supplying to IHS corrective information, which Coram hereby agrees to provide promptly. IHS and Coram shall use their respective reasonable, good faith efforts to have the Proxy Statement approved by the SEC under the provisions of the Exchange Act. IHS shall provide Coram with copies of all filings made pursuant to this Section 7.4 and shall consult with Coram on responses to any comments made by the Staff of the SEC with respect thereto.

     (b) Coram covenants that the information supplied by Coram for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time any amendment or supplement thereto is declared effective, at the time the Proxy Statement is first mailed to holders of Coram Common Stock and IHS Common Stock, at the time of the Stockholders Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. Coram covenants that the information supplied by Coram for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Coram Common Stock and IHS Common Stock, at the time any amendment or supplement thereto is declared effective, at the time of the Stockholders Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Coram, or its officers or Directors, should be discovered by Coram which should-be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Coram shall promptly inform IHS. Coram covenants that all documents, if any, that Coram is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (c) IHS covenants that the information supplied by IHS for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time any amendment or supplement thereto is declared effective, at the time the Proxy Statement is first mailed to holders of Coram Common Stock and IHS Common Stock, at the time of the Stockholders Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information supplied by IHS for inclusion in the Proxy Statement to be sent to the holders of Coram Common Stock and IHS Common Stock in connection with the Stockholders Meetings shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Coram Common Stock and IHS Common Stock, at the time of the Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to IHS or its officers or directors, should be discovered by IHS which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, IHS shall promptly inform Coram and shall promptly file such amendment to the Registration Statement. All documents that IHS is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (d) Prior to the Closing Date, IHS shall use its reasonable, good faith efforts to cause the shares of IHS Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the IHS Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

     (e)  Prior  to the  Closing  Date,  IHS  shall  file a  Subsequent  Listing
Application with the NYSE relating to the shares of IHS Common Stock to be issued in connection with the Merger, and shall use its best efforts to cause such shares of IHS Common Stock to be approved for listing on the NYSE, upon official notice of issuance, prior to the Closing Date.

     (f) Coram shall furnish all information to IHS with respect to Coram as IHS may reasonably request for inclusion in or in connection with the Registration Statement, the Proxy Statement and shall otherwise cooperate with IHS in the preparation and filing of such documents.

     7.5 Exemption from State Takeover Laws. Coram shall take all reasonable steps necessary and within its power to exempt the Merger from the requirements of any state takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of Coram's Board of Directors.

     7.6 HSR Act Compliance. IHS and Coram shall promptly make their respective filings, and shall thereafter use their reasonable, good faith efforts to promptly make any required submissions, under the HSR Act with respect to the
Merger and the transactions contemplated hereby. IHS and Coram will use their respective reasonable, good faith efforts to obtain all other permits, authorizations, consents and approvals from third parties and governmental authorities necessary to consummate the Merger and the transactions contemplated hereby.

     7.7 Public Disclosures. IHS and Coram will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Plan of Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of the NYSE. The parties shall issue a joint press release, mutually acceptable to IHS and Coram, promptly upon execution and delivery of this Plan of Merger.

     7.8 Resignation of Coram Directors and Executive Officers. On or prior to the Closing Date, Coram shall deliver to IHS evidence satisfactory to IHS of the resignation of the Directors and executive officers of Coram, such resignations to be effective on the Closing Date.

     7.9 Monthly Financial Statements; Exchange Act Reports. (a) Coram covenants that prior to the Effective Time or earlier termination of this Agreement, it will deliver to IHS a balance sheet, income statement and statement of cash in-flow and cash out-flow as of and for (i) the one-month period ending the last day of each month subsequent to the date of this Agreement that is not the last month of a fiscal quarter (together with such statements for July 1996 and August 1996 previously delivered to IHS, the "Coram Monthly Financial Statements"), that such consolidated financial statements will be delivered within 30 days following the end of each such month, and (ii) the three month period ending on the last day of each fiscal quarter, which quarterly statement will be delivered within 30 days following the end of each such quarter and will be limited to Coram's good faith estimate of the information included as of and for such period.

     (b) Coram covenants that from and after the date hereof, it will file all periodic reports required to be filed by it under the Exchange Act and will promptly deliver to IHS all such reports and supporting internal management relating thereto.

     (c) IHS covenants that from and after the date hereof, it will file all periodic reports required to be filed by it under the Exchange Act and will promptly deliver to Coram all such reports.

     7.10 No Solicitations. From the date of this Agreement until the Effective Time or until this Agreement is terminated in accordance with Section 8 hereof, Coram shall not initiate, solicit or encourage (including by way of furnishing assistance or proprietary information), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any "Coram Competing Transaction" (as defined below), or enter into any discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Coram Competing Transaction, or agree to or endorse any Coram Competing Transaction, or authorize or permit any of the officers, directors or employees of Coram or the Coram Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by Coram or any Coram Subsidiary to take any such action, and Coram shall promptly notify IHS of all relevant terms (including the identity of the parties involved) of any such inquiries and proposals received by Coram or any Coram Subsidiary or any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, Coram shall promptly deliver or cause to be delivered to IHS a copy of such inquiry or proposal; provided, however, that, prior to the receipt of the approval of the Merger of Coram's stockholders at the Coram Stockholders Meeting, nothing contained in this
Section 7.10 shall prohibit the Board of Directors of Coram from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide offer by such person or entity to acquire Coram pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire greater than 50% of the assets of Coram and the Coram Subsidiaries, taken as a whole, to the extent and only to the extent that (A) the Board of Directors of Coram, after consultation with and based upon advice of independent legal counsel, determines in good faith that such action is advisable for Coram's Board of Directors to comply with its fiduciary duties under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity Coram (x) provides notice to IHS to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) enters into a confidentiality agreement with such person or entity reasonably calculated under the circumstances, in the reasonable judgment of Coram, to protect the confidentiality of Coram's proprietary information; or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Coram Competing Transaction. For the purposes of this Agreement, "Coram Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving Coram:
(i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 40% or more of the assets of Coram and the Coram Subsidiaries, taken as a whole; (iii) any tender offer or exchange offer for more than 50% of the outstanding shares of the capital stock of Coram; (iv) any person acquiring beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act) being formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the outstanding shares of the capital stock of Coram; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     7.11 Other Actions. Subject to the provisions of Section 7.10 hereof, none of Coram, IHS and Merger Sub shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Plan of Merger not being satisfied, or delay the Effective Time or (unless such action is required by applicable law) which would materially adversely affect the ability of Coram or IHS to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation or which would otherwise materially impair the ability of Coram or IHS to consummate the Merger in accordance with the terms of this Plan of Merger or materially delay such consummation. Without limiting the generality of the foregoing, Coram shall use its reasonable best efforts to obtain all consents required of third parties in respect of the Merger under all material contracts to which Coram or any Coram Subsidiary is a party, including without limitation lessor consents under the lease of Coram's corporate headquarters and all pharmacy leases.

     7.12 Accounting Methods. Prior to Closing, neither IHS nor Coram shall change, in any material respect, its methods of accounting in effect at its most recent fiscal year end, except as required by changes in generally accepted accounting principles as concurred by such parties' independent accountants.

     7.13 Pooling and Tax-Free Reorganization Treatment. Neither IHS nor Coram shall intentionally take or cause to be taken any action, whether on or before the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

     7.14 Affiliate and Pooling Agreements. IHS and Coram will each use their respective reasonable, good faith efforts to cause each of their respective Directors and executive officers and each of their respective "affiliates" (within the meaning of Rule 145 under the Securities Act) to execute and deliver to IHS as soon as practicable an agreement in the form reasonably acceptable to IHS and Coram relating to the disposition of shares of Coram Common Stock and shares of IHS Common Stock held by such person and the shares of IHS Common Stock issuable pursuant to this Plan of Merger.

     7.15 Cooperation. (a) IHS and Coram shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings are required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective commercially reasonable efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

     (b) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of IHS and Coram shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Plan of Merger and to consummate the transactions contemplated hereby, subject to the vote of its stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby each of IHS and Coram will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

     (c) IHS shall use its best efforts to secure all consents required pursuant to outstanding convertible debt and subordinated debentures of IHS.

     7.16 October 31, 1996 Audit. Coram shall prepare in accordance with generally accepted accounting principles, and shall have done an audit (the "Coram October 31 Audit") by KMPG Peat Marwick LLP of its consolidated financial statements dated as of and for the ten month period ending October 31, 1996. IHS agrees that it will bear the expense equal to the sum of the amount charged by KMPG Peat Marwick LLP to perform the Coram October 31 Audit and the amount charged by Ernst & Young LLP to perform the audit of Coram's financial statements for the year ended December 31, 1996 (the "Year-end Audit"), less the amount Ernst & Young LLP would have charged to perform the Year-end Audit had KMPG Peat Marwick LLP not performed the Coram October 31 Audit. Notwithstanding anything in this Plan of Merger to the contrary, IHS and Merger Sub acknowledge and agree that Coram may pay cash audit bonuses in an aggregate amount not to exceed $150,000 to its accounting staff in connection with the Coram October 31 Audit.

     7.17 Tax Opinions. The parties hereto shall use their reasonable best efforts to cause counsel for each of IHS and Coram to render opinions as to the federal income tax consequences of the Merger, which opinions shall be filed as Exhibits to the Registration Statement. Each of IHS and Coram agrees that it shall provide certificates containing reasonable representations to such counsel in connection with the rendering of such opinions.

     7.18 Employee Stock Options; Warrants. (a) Each holder of an option (each herein referred to as a "Coram Option") granted by Coram to purchase shares of Common Stock pursuant to any stock option plan or plans of the Company or otherwise (collectively the "Coram Stock Option Plans") that is outstanding and unexercised immediately prior to the Effective Time, shall receive, in lieu of each such Coram Option, an option to purchase IHS Shares (a "Substituted Option") under a stock option plan maintained by IHS, in accordance with the Coram Stock Option Plan or stock option agreement governing each such option in an amount and at an exercise price as determined below.

     (b) The number of shares, the exercise price and the terms and conditions of a Substituted Option shall be determined in a manner that preserves both (1) the aggregate gain (or loss) on the Coram Option immediately prior to the time of substitution, and (2) the ratio of the exercise price per share of Common Stock subject to the Coram Option to the fair market value (determined immediately prior to the time of substitution) per share subject to the Coram Option; provided, however, that in the case of any Coram Option that is an "inventive stock option" as defined in section 422 of the Code, the adjustment described above shall be, and is intended to be, effected in a manner that is consistent with section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to Coram shall be deemed to be references to IHS. IHS shall file with the SEC a registration statement on Form S-8 (or other appropriate form) or a post-effective amendment to the Registration Statement as promptly as practicable after the

Effective Time, for purposes of registering all IHS Shares issuable after the Effective Time upon exercise of the Substituted Options, and use all reasonable efforts to have such registration statement or post-effective amendment become effective and to comply, to the extent applicable, with state securities or blue sky laws with respect hereto at the Effective Time. Unless otherwise prohibited by law, such Form S-8 shall also register the reoffer and resale by affiliates of IHS of the IHS Shares issuable to such affiliates upon exercise of the Substituted Options. IHS shall maintain the effectiveness under the Securities
Act of such Form S-8 registration statement as long as any such affiliates' options remain outstanding.

     (c) Coram will take such reasonable steps as are necessary to effectuate the agreements of this Section 7.18.

     7.19 Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events of which they have or obtain knowledge as to which they have concluded or reasonably should have concluded would cause any material change in or material addition to any Exhibit to its Disclosure Schedule delivered by the notifying party under this Plan of Merger, or otherwise would in such party's reasonable judgment likely result in a breach of this Agreement by such party prior to the Closing Date, promptly after the occurrence of the same.

     7.20 Caremark Litigation. Coram agrees that, promptly upon the request of IHS, it will enter into the agreement with Caremark International, Inc. and Caremark, Inc. in the form of Exhibit 7.20 attached hereto.

Section 8. Termination, Amendment and Waiver.

     8.1 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time, either before or after approval of matters presented in connection with the Merger by the holders of Coram Common Stock and IHS Common
Stock:

          (a) by mutual written consent of IHS, Merger Sub and Coram;

          (b) by either IHS or Coram:

               (i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any approval of the holders of Coram Common Stock necessary to consummate the Merger and the transactions contemplated hereby shall not have been obtained;

               (ii) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any approval of the holders of IHS Common Stock necessary to consummate the Merger and the transactions contemplated hereby shall not have been obtained;

               (iii) if the Merger shall not have been consummated on or before March 31, 1997, unless the failure to consummate the Merger is the result of a willful and material breach of this Plan of Merger by the party seeking to terminate this Plan of Merger, provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders;

               (iv) if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

               (v)  in  the  event  of a  breach  by  the  other  party  of  any representation, warranty, covenant or other agreement contained in this Plan of Merger which exists on the Closing Date (A) would give rise to the failure of a condition set forth in Section 9.2(a) or (b) or Section 9.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger);

               (vi) in the event of (i) notice pursuant to Section 7.19 of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Plan of Merger or (ii) notice from such party to the other party of such other party's breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger, in either case which cannot be or has not been cured within 30 days after the giving of written notice of such breach to or by the other party (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger); or

          (c) by either IHS or Coram in the event that (i) all of the conditions to the obligation of such party to effect the Merger set forth in Section
     9.1 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Merger set forth in Section 9.2 (in the case of IHS) or Section 9.3 (in the case of Coram)is not capable of being satisfied prior to the end of the period referred to in Section 8.1(b)(iii);

          (d) by Coram, if Coram's Board of Directors shall have (i) determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of Coram Shares or shall have withdrawn such recommendation or (ii) approved, recommended or endorsed any Coram Competing Transaction other than this Plan of Merger or (iii) resolved to do any of the foregoing;

          (e) by IHS if (i) the Board of Directors of Coram fails to make or withdraws its recommendation of the adoption of this Agreement or the Merger; (ii) the Board of Directors of Coram shall have recommended to Coram's stockholders any Coram Competing Transaction or entered into an agreement with respect to a Coram Competing Transaction; or (iii) a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of Coram is commenced, and the Board of Directors of Coram recommends, within the time period specified under Rule 14e-2 under the Exchange Act, that Coram's stockholders tender their shares into such tender or exchange offer;

          (f) by IHS, if IHS's Board of Directors shall have (i) determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of IHS Shares or shall have withdrawn such recommendation or (ii) approved, recommended or endorsed any "IHS Competing Transaction" (as defined below) other than this Plan of Merger or (iii) resolved to do any of the foregoing. For the purpose of this Section 8.1(f), the term "IHS Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving IHS: (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 40% or more of the assets of IHS and the IHS Subsidiaries, taken as a whole; (iii) any tender offer or exchange offer for more than 50% of the outstanding shares of the capital stock of IHS; (iv) any person acquiring beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act) being formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the outstanding shares of the capital stock of IHS; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing;

          (g) by Coram if the Board of Directors of IHS fails to make or withdraws its recommendation of the adoption of this Agreement or the Merger;

          (h) by IHS if there shall have occurred prior to the Effective Time changes in generally accepted accounting principles or changes in applicable law that, in the aggregate, shall have a material adverse effect on the business of Coram and the Coram Subsidiaries, taken as a whole.

     8.2 Effect of Termination. In the event of termination of this Plan of Merger as provided in Section 8.1, this Plan of Merger shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.2, 8.2 and 8.6, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Plan of Merger.

     8.3 Amendment. This Plan of Merger may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of Coram Shares or IHS Shares; provided, however, that after any such approval, there shall be made no amendment that pursuant to the DGCL requires further approval by such stockholders. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties.

     8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Plan of Merger or in any document delivered pursuant to this Plan of Merger or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Plan of Merger. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality of the foregoing, if the Merger is not consummated on or prior to March 31, 1997 as a result of the Registration Statement not having been declared effective by the SEC by February 15, 1997, and the Registration has been declared effective by such date or Coram and IHS are in bona fide discussions with the SEC regarding the Registration Statement and diligently pursuing the effectiveness of the Registration Statement with the SEC, then the date set forth in Section 8.1(b)(iii) shall be extended to the earlier of May 31, 1997 and the date that is thirty (30) days following the date on which the Registration Statement is declared effective. The failure of any party to this Plan of Merger to assert any of its rights under this Plan of Merger or otherwise shall not constitute a waiver of such rights.

     8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Plan of Merger pursuant to Section 8.1, an amendment of this Plan of Merger pursuant to Section 8.3, or an extension or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of IHS, Merger Sub or Coram, action by its Board of Directors or the duly authorized designee of the Board of Directors.

     8.6 Expenses; Breakup Fees. (a) All costs and expenses incurred in connection with this Plan of Merger and the transactions contemplated hereby shall be paid by the party incurring such expense, it being understood that if the Merger is consummated, by reason thereof, IHS will indirectly bear the expenses incurred by Coram.

     (b) If the Merger is not consummated as a result of termination of this Agreement pursuant to Sections 8.1(d)

(other than a termination pursuant to Section 8.1(d)(i) resulting from the failure of UBS to deliver the Coram Fairness Opinion as of the date of mailing of the Proxy Statement, so long as such failure does not arise out of the existence of a Coram Competing Transaction) 8.1(e)(ii) or 8.1(e)(iii) hereof, Coram shall pay IHS a breakup fee in the amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000) plus all expenses reasonably incurred by IHS in connection with this Plan of Merger and collection of such fee. If the above breakup fee is paid as set forth above, such payment shall be the sole and exclusive remedy of IHS against Coram hereunder.

     (c) If the Merger is not consummated as a result of termination of this Agreement pursuant to Section 8.1(f) (other than a termination pursuant to Section 8.1(f)(i) resulting from the adverse modification or withdrawal as of the date of the mailing of the Proxy Statement of the IHS Fairness Opinion, so long as such modification or withdrawal does not arise out of the existence of an IHS Competing Transaction) hereof, IHS shall pay Coram a breakup fee in the amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000) plus all expenses reasonably incurred by Coram in connection with this Plan of Merger and collection of such fee. If the above breakup fee is paid as set forth above, such payment shall be the sole and exclusive remedy of Coram against IHS hereunder.

Section 9. Conditions to Closing.

     9.1 Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by IHS, Merger Sub and Coram):

          (a) None of IHS, Merger Sub or Coram nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of IHS effectively to exercise full rights of ownership of the Common Stock of the Surviving Corporation or any material portion of the assets or business of Coram, taken as a whole.

          (b) No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger or any other significant transaction contemplated hereby illegal.

          (c) The holders of shares of Coram Common Stock and the holders of the shares of IHS Common Stock each shall have approved the adoption of this Plan of Merger and any other matters required to be approved by them in accordance with the terms of this Agreement.

          (d) The shares of IHS Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE, upon official notice of issuance, and shall have been issued in transactions qualified or exempt from registration under applicable securities or Blue Sky laws of such states and territories of the United States as may be required.

          (e) IHS and Coram shall each have received a letter from each of KMPG Peat Marwick LLP and Ernst & Young LLP dated on each of the date of the mailing of the Proxy Statement and the Closing Date to the effect that the Merger shall qualify for "pooling of interests" accounting treatment if consummated in accordance with the Plan of Merger.

          (f) The Registration Statement shall have been declared effective and no stop order with respect to the Registration Statement shall be in effect.

          (g) IHS, Merger Sub and Coram shall have received all consents, approvals and authorizations of third parties that are required of such third parties prior to the consummation of the Merger, in form and substance acceptable to IHS or Coram, as the case may be, except where the failure to obtain such consent, approval or authorization would not have a material adverse effect on the business of the Surviving Corporation.

          (h) All approvals of the Merger required under the HSR Act shall have been obtained or the waiting periods thereunder shall have expired.

          (i) The parties shall have obtained consents from their senior bank lenders to the Merger and the transactions contemplated hereby not later than November 15, 1996.

          (j) IHS shall have received all necessary consents of the holders of convertible debt and subordinated debentures of IHS.

     9.2 Conditions to Obligations of IHS and Merger Sub. The obligations of IHS and Merger Sub to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by IHS and Merger Sub):

          (a) Each of the agreements of Coram to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and Coram shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof.

          (b) The representations and warranties of Coram set forth in Article 3 hereof shall be true and correct as of the date of this Plan of Merger and as of the Closing Date, except to the extent such representations and warranties expressly relate to a specific date (in which case such representations and warranties shall be true and correct as of such date); provided, however, that Coram shall not be deemed to be in breach of any such representations or warranties (i) where the inaccuracies of all representations contained in Article 3 hereof would not, in the aggregate, have a material adverse effect on Coram and the Coram Subsidiaries, taken as a whole or (ii) as a result of the consequences that IHS knew or should have known would arise from the taking of any action permitted to be taken by Coram (or otherwise approved by IHS) under Section 7.2 or otherwise permitted herein; and provided, further, that notwithstanding the foregoing, Coram shall be deemed to be in breach of such representations or warranties if the representations or warranties set forth in Section 3.21(b) shall not be true and correct as of such dates. IHS and Merger Sub shall have been furnished with a certificate, executed by a duly authorized officer of Coram, dated the Closing Date, certifying in such detail as IHS and Merger Sub may reasonably request as to the fulfillment of the foregoing conditions.

          (c) IHS and Merger Sub shall have obtained, or obtained the transfer of, any licenses and other regulatory approvals necessary prior to the Effective

     Time to allow the Surviving Corporation to operate Coram's business, unless the failure to obtain such transfer or approval would not have a material adverse effect on Coram.

          (d) IHS shall have received an opinion from its tax counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 (a) of the Code of which opinion may be based upon reasonable representations of fact provided by officers of IHS, Coram and Merger Sub.

          (e) IHS shall have received an opinion from Paul, Hastings, Janofsky & Walker LLP substantially to the effect set forth in Exhibit 9.2(e) hereto.

          (f) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Plan of Merger shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

          (g) IHS shall have received "Affiliate Letters" as provided in Section
     7.14 herein from each of the affiliates of Coram.

          (h) The opinion of Smith Barney Inc. referenced in Section 5.17 hereof shall not have been adversely modified or withdrawn as of the date of the mailing of the Proxy Statement.

          (i) The persons listed on Schedule 9.2(i) shall have agreed to remain in the employ of Coram for a period of six months following the Effective Time.

          (j) IHS shall have received a "cold comfort" letter from Ernst & Young
     LLP,  Coram's  independent  accountants,   dated  the  Effective  Time  and
     addressed to IHS, as to such matters reasonably requested by IHS.

          (k) KMPG Peat Marwick LLP shall have completed and delivered to IHS and Coram its audit of Coram's consolidated financial statements as of and for the ten (10) month period ending October 31, 1996.

          (l) Those Coram Subsidiaries identified on Exhibit 3.3 to the Coram Disclosure Schedule as not being in good standing under the laws of their respective jurisdictions of incorporation shall have been restored to good standing thereunder, and those Coram Subsidiaries identified on Exhibit 3.4 shall be qualified to do business in the states listed thereon.

          (m) execution by Donald J. Amaral of an employment agreement between him and IHS embodying the terms set forth in that certain letter from Dr. Robert Elkins to Mr. Amaral dated October 17, 1996.

     9.3 Conditions to Obligations of Coram. The obligations of Coram to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Coram):

          (a) Each of the agreements of IHS and Merger Sub to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed, in all material respects, and IHS and Merger Sub shall have performed, in all material respects, all of the acts required to be performed by them at or prior to the Closing Date by the terms hereof.

          (b) The representations and warranties of IHS and Merger Sub set forth in Articles 4 and 5 hereof shall be true and correct as of the date of this Plan of Merger, and as of the Closing Date, except to the extent such representations and warranties expressly relate to a specific date (in which case such representations and warranties shall be true and as of such date); provided, however, that IHS shall not be deemed to be in breach of any such representations or warranties (i) where the inaccuracies of all representations and warranties contained in Article 5 hereof would not, in the aggregate, have a material adverse effect on IHS and the IHS Subsidiaries, taken as a whole or (ii) as a result of the consequences that Coram knew or should have known would arise from the taking of any action permitted hereunder to be taken by IHS (or otherwise approved by Coram); and provided, further, that notwithstanding the foregoing, (i) IHS and Merger Sub shall be deemed to be in breach of such representations or warranties if any of the representations set forth in Article 4 hereof shall not be true and correct in all material respects and (ii) IHS shall be deemed to be in breach of such representations or warranties if the representations or warranties set forth in Sections 5.12, 5.13, 5.18 or 5.19 shall not be true and correct as of such dates.

          (c) Coram shall have received an opinion from Paul, Hastings, Janofsky & Walker LLP to the effect that the Merger will constitute a reorganization with the meaning of Section 368(a) of the Code which opinion may be based upon reasonable representations of fact provided by officers of IHS, Coram and Merger Sub.

          (d) Coram and its stockholders shall have received an opinion from UBS Securities LLC opining that the Merger Consideration is fair to Coram's stockholders from a financial point of view.

          (e) Coram shall have received an opinion from Blass & Driggs substantially to the effect set forth in Exhibit 9.3(e) hereto.

          (f) Coram and its stockholders shall have received an updated opinion of UBS Securities LLC dated the date of the mailing of the Joint Proxy
     Statement opining that the Merger Consideration is fair to the Coram stockholders from a financial point of view and such opinion shall not have been adversely modified or withdrawn.

          (g) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Plan of Merger shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

          (h) Coram shall have received a letter from KMPG Peat Marwick LLP, IHS's independent accountants, dated the Effective Time and addressed to Coram, as to such matters reasonably requested by Coram.



Section 10. Miscellaneous.

     10.1   Nonsurvival  of   Representations   and  Warranties.   None  of  the
representations and warranties in this Plan of

Merger or in any instrument delivered pursuant to this Plan of Merger shall survive the Effective Time.

     10.2 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier or overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

                If to IHS:

                        Integrated Health Services, Inc.
                        10065 Red Run Boulevard
                        Owings Mills, Maryland 21117
                        Attention: Brian Davidson

                with a copy to:

                        Integrated Health Services, Inc.
                        10065 Red Run Boulevard
                        Owings Mills, Maryland 21117
                        Attention: Marshall Elkins, Esq.

                        and

                        Blass & Driggs
                        461 Fifth Avenue
                        New York, NY  10017
                        Facsimile: (212) 447-5428
                        Attention: Michael S. Blass

                If to Coram:

                        Coram Healthcare Corporation
                        1125 Seventeenth Street,Suite 2100
                        Denver, Colorado 80202
                        Facsimile: (303) 672-8799
                        Attention: Donald J. Amaral

                with a copy to:

                        Coram Healthcare Corporation
                        1121 Alderman Drive
                        Alpharetta, Georgia 30102
                        Facsimile: (770) 442-2177
                        Attention: Paul Quiner, Esq.

                        and

                        Paul, Hastings, Janofsky & Walker LLP
                        555 South Flower Street, Suite 2300
                        Los Angeles, California 90071
                        Facsimile: (213) 627-0705
                        Attention: David L. Gersh, Esq.

All such communications shall be deemed to have been delivered on the date of hand delivery or facsimile or on the next business day following the deposit of such communications with the overnight courier.

     10.3 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan of Merger.

     10.4 Indemnification. (a) IHS and Merger Sub shall advance legal fees and expenses and indemnify current or former directors or officers of Coram for all acts or omissions occurring prior to the Effective Time as provided in Coram's Certificate of Incorporation or bylaws or indemnification agreements in effect as of the date hereof, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms. The provisions of this Section 10.4 are intended to be for the benefit of, and shall be enforceable by, each such indemnified party and each such indemnified party's heirs and representatives.

     (b) IHS shall cause to be maintained in effect for a period ending not sooner than the fifth anniversary of the Effective Time directors' and officers' liability insurance providing at least the same coverage with respect to Coram's officers and directors as the policies maintained on behalf of directors and officers of Coram as of the date hereof, and containing terms and conditions which are no less advantageous, with respect to matters occurring on or prior to the Effective Time (to the extent such insurance is available with respect to such matters). Notwithstanding the foregoing, from and after the third anniversary of the Effective Time, IHS shall not be obligated to provide any greater officers' and directors' liability insurance than that generally afforded to officers and directors of IHS under policies maintained by IHS with respect to its directors and officers.

     10.5 Governing Law. This Plan of Merger shall be interpreted, construed and enforced in accordance with the
laws  of  the  State  of  Delaware,   applied   without  giving  effect  to  any
conflicts-of-law principles.

     10.6 "Including". The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including,, or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

     10.7 "Knowledge". "To the knowledge", "to the best knowledge, information and belief", or any similar phrase shall be deemed to refer to the knowledge of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer or General Counsel of a party and to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided.

     10.8 "Material adverse change" or "material adverse effect". "Material adverse change" or "material adverse effect" means, when used in connection with Coram or IHS, any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the assets, business or financial position of such party and its subsidiaries taken as a whole; provided, however, that "material adverse change" and "material adverse effect" shall be deemed to exclude the impact of (i) any changes resulting from any restructuring or other similar charges or write-offs taken by Coram with the written consent of IHS; provided, however, that no such charges or write-offs will be taken if such would adversely affect pooling-of-interests accounting treatment for the Merger; and (ii) other than for the purposes of Section 8.1(g) hereof, (x) changes in generally accepted accounting principles and (y) changes in applicable law.

     10.9 Captions. The captions or headings in this Plan of Merger are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan of Merger.

     10.10 Integration of Exhibits. All Exhibits to the Schedules attached to this Plan of Merger are integral parts of this Plan of Merger as if fully set forth herein.

     10.11 Entire Agreement. This instrument, including all Exhibits attached hereto and the Confidentiality Agreements contain the entire agreement of the parties and supersede any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. Such agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

     10.12 Counterparts. This Plan of Merger may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

     10.13 Binding Effect. This Plan of Merger shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Plan of Merger. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

     10.14 No Rule of Construction. The parties agree that, because all parties participated in negotiating and drafting this Plan of Merger, no rule of construction shall apply to this Plan of Merger which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Plan of Merger.

     IN WITNESS WHEREOF, IHS, Merger Sub and Coram have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers, all as of the day and year first above written.



                                  INTEGRATED HEALTH SERVICES, INC.



                                  By: /s/ Brian Davidson
                                      ---------------------------
                                      Name:
                                      Title:




                                  IHS ACQUISITION XIX, INC


                                  By: /s/ Brian Davidson
                                      ---------------------------
                                      Name:
                                      Title:




                                  CORAM HEALTHCARE CORPORATION


                                  By: /s/ Donald J. Amaral
                                      -------------------------
                                      Donald J. Amaral,
                                      Chief Executive Officer

                                 EXHIBIT 9.2(e)

     1. Coram is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     2. Coram has the corporate power and authority to execute, deliver and perform the Merger Agreement. The execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including without limitation the Merger, have been duly authorized by all requisite corporate and stockholders' action of Coram.

     3. Assuming due execution and delivery by Coram, respectively, the Merger Agreement constitutes the valid and binding agreement of Coram, enforceable against Coram in accordance with its terms, (a) subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and court decisions of general application or of legal or equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally; (b) except by general equitable principles, including without limitation the remedies of specific performance, injunction and other forms of equitable relief that are subject to certain tests of equity jurisdiction, equitable defenses and judicial discretion regarding the granting of equitable remedies generally; (c) subject to the fact that certain provisions of the Merger Agreement that purport to provide for the waiver, limitation or modification of defenses or rights which cannot as a matter of law be effectively waived, limited or modified, as the case may be, such as rights to receive notice or rights of redemption, may be unenforceable in whole or in part; (d) the fact that rights to indemnification and exculpation under the Merger Agreement may be limited by applicable laws or regulations or public policy considerations; and (e) except we express no opinion as to the enforceability or effect of Section 7.10 of the Merger Agreement.

     4. Other than as set forth in the Merger Agreement, the execution, delivery and performance by Coram of the Merger Agreement will not conflict with or result in a violation of Coram's certificate of incorporation or bylaws.

     5. To our actual knowledge, without independent investigation there is no action of proceeding pending or threatened against or affecting Coram before any court, governmental agency or arbitrator, which seeks to affect the enforceability of the Merger Agreement. To our actual knowledge, without independent investigation, Coram is not bound by any judgment, injunction or decree of any court or governmental authority which would prevent the performance by Coram of its obligations under the Merger Agreement.



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



                                 EXHIBIT 9.3(e)

     1. Each of IHS and Merger Sub is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     2. Each of IHS and Merger Sub has the corporate power and authority to execute, deliver and perform the Merger Agreement. The execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including without limitation the Merger, have been duly authorized by all requisite corporate and stockholders' action of IHS and Merger Sub.

     3. Assuming due execution and delivery by IHS and Merger Sub, respectively, the Merger Agreement constitutes the valid and binding agreement of IHS and Merger Sub, enforceable against IHS and Merger Sub in accordance with its terms,
(a) subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and court decisions of general application or of legal or equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally; (b) except by general equitable principles, including without limitation the remedies of specific performance, injunction and other forms of equitable relief that are subject to certain tests of equity jurisdiction, equitable defenses and judicial discretion regarding the granting of equitable remedies generally; (c) subject to the fact that certain provisions of the Merger Agreement that purport to provide for the waiver, limitation or modification of defenses or rights which cannot as a matter of law be effectively waived, limited or modified, as the case may be, such as rights to receive notice or rights of redemption, may be unenforceable in whole or in part; and (d) the fact that rights to indemnification and exculpation under the Merger Agreement may be limited by applicable laws or regulations or public policy considerations.

     4. Other than as set forth in the Merger Agreement, the execution, delivery and performance by IHS and Merger Sub of the Merger Agreement will not conflict with or result in a violation of their respective certificates of incorporation or bylaws.

     5. To our actual knowledge, without independent investigation there is no action of proceeding pending or threatened against or affecting IHS or Merger Sub before any court, governmental agency or arbitrator, which seeks to affect the enforceability of the Merger Agreement. To our actual knowledge, without independent investigation, neither

IHS nor Merger Sub is bound by any judgment, injunction or decree of any court or governmental authority which would prevent the performance by IHS and Merger Sub of their respective obligations under the Merger Agreement.

     6. The shares of Common Stock, par value $0.001 per share, of IHS to be issued pursuant to the Merger Agreement have been duly authorized by IHS and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

     7. We have been advised by the SEC that the Registration Statement was declared effective under the Securities Act on _____, 1997 and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the SEC.




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